PTC Therapeutics and MRI Interventions Announce Strategic Investment

- $4 million equity investment to advance delivery device R&D for CNS gene therapy portfolio and other company operations -

SOUTH PLAINFIELD, NJ and IRVINE, CA, May 9, 2019 – PTC Therapeutics, Inc. (NASDAQ: PTCT) and MRI Interventions, Inc. (OTCQB: MRIC) today announced a strategic equity investment, with PTC purchasing $4.0 million in shares of MRI common stock. PTC and MRI have also entered into a supply agreement for MRI’s neurosurgical devices for PTC’s current and future gene therapy programs. MRI is a platform neurosurgery company developing products designed for navigation, ablation, deep brain stimulation, biopsy, aspiration and gene therapy.

“We are excited to be working with MRI Interventions to bring state of the art products that will allow direct delivery of our gene therapies to target tissues,” said Stuart W. Peltz, Ph.D., Chief Executive Officer of PTC Therapeutics. “The safe and precise delivery of our therapy is of utmost importance. We believe this investment and collaboration with MRI will help us rapidly bring our therapies to patients in need of our treatments.”

PTC Therapeutics and certain other accredited investors have entered into a securities purchase agreement to purchase MRI Interventions’ common stock for a purchase price of $3.10 per share. Closing of the transaction is expected to occur on May 17, 2019. Effective upon closing of the transaction, PTC Therapeutics, as the lead investor, will also receive the right to participate in future financings by MRI Interventions in addition to certain registration rights pursuant to the terms of the securities purchase agreement. In addition, PTC Therapeutics will also receive the right to designate a director nominee for MRI Interventions’ board of directors for so long as PTC Therapeutics’ satisfies certain conditions as set forth in the securities purchase agreement. PTC Therapeutics initial director nominee, which MRI Interventions’ board of directors has resolved to appoint to serve as a director on the board of directors of MRI Interventions, effective as of the closing of the transaction, will be Marcio Souza, Chief Operating Officer of PTC Therapeutics.

Joe Burnett, President and Chief Executive Officer of MRI Interventions said, “We are thrilled to bring on a new partner, especially one of the size and scale of PTC Therapeutics. They have a formidable team of scientists and researchers who have accepted the challenge of treating the most debilitating neurological disorders. We look forward to contributing to their CNS gene therapy portfolio from the standpoint of device navigation and delivery and believe that working together we will achieve better outcomes and better care for the patients suffering from these challenging diseases.”

The private placement offering, led by PTC Therapeutics, has secured approximately $5.4 million in funding. Additionally, the securities purchase agreement also provides for the potential purchase of up to an additional $2.9 million by investors that had previously invested in MRI Interventions in May 2017 pursuant to such investors’ participation rights as set forth in the securities purchase agreement governing the May 2017 investment. Such prior investors must notify MRI Interventions within three days following receipt of notification about the current offering to exercise this participation right. There are no assurances that such prior investors will determine to purchase any securities pursuant to this participation right.

The securities to be sold by MRI Interventions pursuant to the transactions describe above have not been registered under the Securities Act of 1933 or state securities laws and may not be offered or sold in the United States absent registration with the U.S. Securities and Exchange Commission or an applicable exemption from such registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor will there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

About MRI Interventions, Inc.

Building on the imaging power of magnetic resonance imaging (“MRI”), MRI Interventions is creating innovative platforms for performing the next generation of minimally invasive surgical procedures in the brain. The ClearPoint Neuro Navigation System, which has received 510(k) clearance and is CE marked, utilizes a hospital’s existing diagnostic or intraoperative MRI suite to enable a range of minimally invasive procedures in the brain.

About PTC Therapeutics, Inc.

PTC is a science-led, global biopharmaceutical company focused on the discovery, development and commercialization of clinically-differentiated medicines that provide benefits to patients with rare disorders. PTC’s ability to globally commercialize products is the foundation that drives investment in a robust pipeline of transformative medicines and our mission to provide access to best-in-class treatments for patients who have an unmet medical need.

For More Information:

PTC Therapeutics, Inc.

Investors:

Emily Hill

+1 (908) 912-9327

ehill@ptcbio.com

Media:

Jane Baj

+1 (908) 912-9167

jbaj@ptcbio.com

MRI Interventions, Inc.

Matt Kreps
Darrow Associates Investor Relations
(214) 597-8200
mkreps@darrowir.com

PTC Therapeutics’ and MRI Interventions’ Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 regarding PTC Therapeutics, Inc. and MRI Interventions, Inc., the commercial potential of MRI Interventions’ products and the therapeutic and commercial potential of PTC Therapeutics’ gene therapy product candidates. Any statements describing PTC Therapeutics’ or MRI Interventions’ goals, expectations, financial or other projections, intentions or beliefs, including the commercial potential of any of PTC Therapeutics’ or MRI Interventions’ products or product candidates is a forward-looking statement. Additionally, all statements relating to any closing(s) of, and the amount of any proceeds from, the transactions described in this press release are considered to be forward-looking statements. Other forward-looking statements may be identified by the words “guidance”, “plan,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. Forward-looking statements are subject to risks and uncertainties, and PTC Therapeutics’ and MRI Interventions’ actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of such risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions and the satisfaction of closing conditions related to the transactions described in this press release. There can be no assurance that the parties will be able to complete the transactions described in this press release on the terms described herein or in a timely manner, if at all. These and other risks concerning PTC Therapeutics’ and MRI Interventions’ businesses and programs are described in additional detail in PTC Therapeutics’ and MRI Interventions’ quarterly reports on Form 10-Q and annual reports on Form 10-K, which are on file with the SEC, as well as any updates to these risk factors filed from time to time in PTC Therapeutics’ and MRI Interventions’ other filings with the SEC. You are urged to carefully consider all such factors. Copies of these and other documents are available from each company. The forward-looking statements contained herein represent PTC Therapeutics’ and MRI Interventions’ views only as of the date of this press release and PTC Therapeutics and MRI Intervention do not undertake or plan to update or revise any such forward-looking statements to reflect actual results or changes in plans, prospects, assumptions, estimates or projections, or other circumstances occurring after the date of this press release except as required by law.